PRICING SUPPLEMENT NO. 256Q To prospectus dated October 10, 2006, prospectus supplement dated November 13, 2004 and product supplement Q dated March 3, 2007	Registration Statement No. 333-137902 Dated December 21, 2007; Rule 424(b)(2)

Return Optimization Securities Enhanced Return Strategies for Moderate Return Environments

Deutsche Bank AG $34,312,420 Securities linked to the S&P 500® Index due June 30, 2009

Deutsche Bank AG $2,766,480 Securities linked to the Dow Jones EURO STOXX 50® Index due June 30, 2009

Deutsche Bank AG $5,830,140 Securities linked to the Nikkei® 225 Index due June 30, 2009

Deutsche Bank AG $4,442,570 Securities linked to the NASDAQ 100® Index due June 30, 2009

Investment Description

Return Optimization Securities (“ROS”) are securities issued by Deutsche Bank AG with returns linked to the performance of an index. ROS are designed to enhance index returns in a moderate-return environment – meaning an environment in which stocks generally experience moderate appreciation. If the applicable Index Return is positive, at maturity you will receive your initial investment plus, depending on the index, either three (3) times or five (5) times the Index Return, up to the applicable Maximum Gain, providing you with an opportunity to outperform the index. If the applicable Index Return is negative, at maturity you will receive your initial investment reduced by that negative Index Return. Investing in ROS is subject to significant risks, including potential loss of your initial investment, limited appreciation at maturity and Deutsche Bank AG’s credit risk.

Features

❑	Potential to enhance returns in a moderate-return environment

❑	3x or 5x leverage up to the applicable Maximum Gain on the ROS while maintaining 1-to-1 downside exposure at maturity

❑	Your choice of four securities to meet your portfolio needs

Key Dates

Trade Date	December 21, 2007

Settlement Date[1]	December 31, 2007

Final Valuation Date[1]	June 25, 2009

Maturity Date[2]	June 30, 2009

[1]	Subject to postponement in the event of a market disruption event and as described under “General Terms of the ROS—Market Disruption Event” in the accompanying product supplement.

[2]	In the event the Final Valuation Date is postponed due to a market disruption event, the Maturity Date will be the third business day after the Final Valuation date as postponed.

Security Offerings

There are four separate offerings of Return Optimization Securities. The ROS in each offering are linked to a particular index with a specified Maximum Gain. The indicative Maximum Gain for ROS in each offering and the corresponding maximum payment at maturity are listed below. The performance of ROS in each offering will not depend on the performance of any other index or ROS.

Offering	Index Symbol[1]	Maximum Gain	Multiplier	Maximum Payment at Maturity per $10 ROS[2]	CUSIP	ISIN
ROS Linked to the S&P 500® Index	SPX	25.00%	3x	$12.50	25153Q 54 2	US25153Q5421

ROS Linked to the Dow Jones EURO STOXX 50® Index	SX5E	29.00%	3x	$12.90	25153Q 57 5	US25153Q5751

ROS Linked to the Nikkei® 225 Index	NKY	33.50%	5x	$13.35	25153Q 55 9	US25153Q5595

ROS Linked to the NASDAQ 100® Index	NDX	28.25%	3x	$12.83	25153Q 56 7	US25153Q5678

1 Bloomberg L.P.

2 Numbers have been rounded for ease of analysis.

See “Additional Terms Specific to the ROS” in this pricing supplement. The ROS will have the terms specified in the prospectus dated October 10, 2006, the prospectus supplement dated November 13, 2006, product supplement Q dated March 29, 2007, underlying supplement no. 3 dated April 30, 2007 and this pricing supplement. See “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement Q for risks related to investing in the ROS.

Deutsche Bank AG has filed a registration statement (including the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006, product supplement Q dated March 29, 2007 and underlying supplement no. 3 dated April 30, 2007) with the Securities and Exchange Commission, or SEC, for the offerings to which this pricing supplement relates. Before you invest in any ROS offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase ROS at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, ROS prior to their issuance. We will notify you in the event of any changes to the terms of the ROS, and you will be asked to accept such changes in connection with your purchase of any ROS. You may also choose to reject such changes, in which case we may reject your offer to purchase ROS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of ROS or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, the prospectus supplement, product supplement Q and underlying supplement no. 3. Any representation to the contrary is a criminal offense. ROS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Securities Linked to the S&P 500® Index

Per Security	$10.00	$0.175	$9.825

Total	$34,312,420.00	$600,467.35	$33,711,952.65

Securities Linked to the Dow Jones EURO STOXX 50® Index

Per Security	$10.00	$0.175	$9.825

Total	$2,766,480.00	$48,413.40	$2,718,066.60

Securities Linked to the Nikkei® 225 Index

Per Security	$10.00	$0.150	$9.85

Total	$5,830,140.00	$87,452.10	$5,742,687.90

Securities Linked to the NASDAQ 100® Index

Per Security	$10.00	$0.175	$9.825

Total	$4,442,570.00	$77,744.98	$4,364,825.03
(1)	For more detailed information about discounts and commissions, please see “Supplemental Underwriting Information” on the last page of this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$47,351,610.00	$1,453.69

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the ROS

You should read this pricing supplement, together with the prospectus dated October 10, 2006, as supplemented by the prospectus supplement dated November 13, 2006 relating to our Series A global notes of which the ROS are a part, and the more detailed information contained in product supplement Q dated March 29, 2007, the addendum thereto and underlying supplement no. 3 dated April 30, 2007. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Addendum to product supplement Q dated December 13, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507264554/d424b31.pdf

♦	Underlying supplement No. 3 dated April 30, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507096269/d424b21.pdf

♦	Product supplement Q dated March 29, 2007:

http://www.sec.gov/Archives/edgar/data/1159508/000119312507069046/d424b21.pdf

♦	Prospectus supplement dated November 13, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000119312506233129/d424b3.htm

♦	Prospectus dated October 10, 2006:

http://www.sec.gov/Archives/edgar/data/1159508/000095012306012432/u50845fv3asr.htm

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “ROS” refers to each offering of Return Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the ROS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the ROS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ROS.

Investor Suitability

The ROS of one or more offerings may be suitable for you if:

♦

You believe that the applicable index will appreciate moderately—meaning that you believe such index will appreciate over the term of the ROS, although such appreciation is unlikely to exceed the indicative Maximum Gain at maturity applicable to such offering.

♦	You are willing to make an investment that is exposed to the full downside performance risk of the applicable index.

♦	You are willing to forgo dividends paid on the stocks included in the applicable index.

♦	You do not seek current income from this investment.

♦	You are willing and able to hold the ROS to maturity.

♦	You are willing to invest in securities for which there may be little or no secondary market.

The ROS of any offering may not be suitable for you if:

♦

You do not believe the applicable index will appreciate over the term of the ROS, or you believe the index will appreciate by more than the indicative Maximum Gain at maturity applicable to such offering.

♦	You are unwilling to make an investment that is exposed to the full downside performance risk of the applicable index.

♦	You seek an investment that is exposed to the full potential appreciation of the applicable index, without a cap on participation.

♦	You prefer to receive the dividends paid on any stocks included in the applicable index.

♦	You seek current income from this investment.

♦	You are unable or unwilling to hold the ROS to maturity.

♦	You seek an investment for which there will be an active secondary market.

Common Terms for Each Offering of ROS

Issuer	Deutsche Bank AG, London Branch

Rating

Moody’s Investors Service Ltd has assigned a rating of Aa1 and Standard and Poor’s has assigned a rating of AA to securities, such as the ROS offered hereby, issued under Deutsche Bank AG’s Global Notes Program, series A.[1]

Issue Price	$10 per ROS

Term	18 months

Payment at Maturity (per $10)

If the product of the Index Return and the Multiplier is equal to or greater than the Maximum Gain,

you will receive:

$10 + ($10 x Maximum Gain)

If the Index Return is positive and the product of the Index Return and the Multiplier is less than the Maximum Gain,

you will receive:

$10 + ($10 x Multiplier x Index Return)

If the Index Return is zero or negative, you will receive:

$10 + ($10 x Index Return)

In this case, you may lose all or a substantial portion of your initial investment.

Index Return	Index Ending Level – Index Starting Level Index Starting Level

Index Starting Level	Index	Index Starting Level
	S&P 500® Index	1,484.46
	Dow Jones EURO STOXX 50® Index	4,384.55
	Nikkei® 225 Index	15,257.00
	NASDAQ 100® Index	2,111.77

Index Ending Level	The closing level of the applicable index on the Final Valuation Date.

The performance of ROS in each offering will depend on the performance of the index to which the ROS in such offering are linked and will not depend on the performance of any other index or ROS.

Specific Terms for Each Offering of ROS

	Multiplier	Maximum Gain
ROS Linked to the S&P 500® Index	3	25.00%
ROS Linked to the Dow Jones EURO STOXX 50® Index	3	29.00%
ROS Linked to the Nikkei® 225 Index	5	33.50%
ROS Linked to the NASDAQ 100® Index	3	28.25%

Determining Payment at Maturity for Each Offering Per $10 ROS

The percentage change from the Index Starting Level to the Index Ending Level
You will receive your initial investment plus an amount based on the Maximum Gain, equal to the applicable maximum payment at maturity, calculated as follows: $10 + ($10 x Maximum Gain)

You will receive your initial investment plus an amount based on a multiple of the Index Return up to the applicable maximum payment at maturity, calculated as follows:

$10 + ($10 x Multiplier x Index Return)

You will receive your initial investment reduced by the Index Return, calculated as follows:

$10 + ($10 x Index Return)

In this scenario, you could lose some or all of your initial investment depending on how much the applicable index declines.

What are the tax consequences of the ROS?

You should review carefully the section in the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences,” as supplemented by the accompanying addendum. Although the tax consequences of an investment in the securities are uncertain, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. Based on current law, under this treatment you should not be required to recognize taxable income prior to the maturity of your securities, except pursuant to a sale or exchange, and your gain or loss on the securities should be long-term capital gain or loss if you hold the securities for more than one year. If, however, the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and/or character of income on the securities might differ materially and adversely from the description herein. We do not plan to request a ruling from the IRS, and no assurance can be given that the IRS or a court will agree with the tax treatment described in this pricing supplement and the accompanying product supplement.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of instruments such as the securities to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these investments; the relevance of factors such as exchange-traded status of the investment and the nature of the underlying property to which it is linked; the degree, if any, to which any income (including any mandated accruals) recognized by non-U.S. holders should be subject to withholding tax; and whether these investments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of investing in the securities, possibly on a retroactive basis.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

1 A credit rating is not a recommendation to buy, sell or hold the securities, and may be subject to revision or withdrawal of any time by the assigning rating agency.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

We do not provide any advice on tax matters. U.S. and non-U.S. holders should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of investing in the securities (including alternative treatments and the potential implications of the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Key Risks

An investment in any offering of ROS involves significant risks. Some of the risks that apply to an investment in the ROS offered hereby are summarized below, but we urge you to read the more detailed explanation of risks relating to the ROS generally in the “Risk Factors” section of the accompanying product supplement Q. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in any of the ROS offered hereby.

♦

Full market risk – You may lose some or all of your initial investment. The ROS do not guarantee any return of your initial investment and are fully exposed to any decline in the level of the applicable index (as measured by the applicable Index Return). For every 1% decline in such index, you will lose 1% of your initial investment at maturity.

♦

No assurances of moderate-return environment – While the ROS are structured to provide enhanced returns in a moderate-return environment, we cannot assure you of the economic environment during the term or at maturity of your ROS.

♦	Maximum return – Your appreciation potential is limited to the applicable Maximum Gain even if the applicable Index Return is greater than the Maximum Gain.

♦	Credit of issuer – An investment in the ROS is subject to the credit risk of Deutsche Bank AG, and the actual and perceived creditworthiness of Deutsche Bank AG may affect the market value of the ROS.

♦

No periodic coupon payments, dividend payments or voting rights – As a holder of ROS, you will not receive periodic coupon payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of component stocks underlying the applicable index would have.

♦	ROS not the same as the index – Owning the ROS is not the same as owning the stocks composing the applicable index or a security directly linked to the performance of such index.

♦	Limited liquidity – The ROS offered hereby will not be listed and there will not be an active secondary trading market.

♦

Price prior to maturity – The market price for the ROS will be influenced by many unpredictable and interrelated factors, including the level of the applicable index; the volatility of such index; the composition of such index; the dividend rate on the stocks composing such index and changes that affect those stocks and their issuers; the time remaining to the maturity of the ROS; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of Deutsche Bank AG.

♦

Impact of fees on secondary market prices – Generally, the price of the ROS in the secondary market is likely to be lower than $10 per ROS on the issue date, because the issue price includes and the secondary market prices are likely to exclude commissions, hedging costs or other compensation paid with respect to the ROS.

♦

Potential Deutsche Bank AG impact on price – Trading or transactions by Deutsche Bank AG or its affiliates in the stocks composing the applicable index, or in futures, options, exchange-traded funds or other derivative products on the stocks comprising such index, may adversely affect the market value of the stocks composing the index, the level of the index, and, therefore, the market value of the applicable offering of ROS.

♦

Potential conflict of interest – Deutsche Bank AG and its affiliates may engage in business with the issuers of the stocks composing the applicable index, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the ROS. The calculation agent, an affiliate of Deutsche Bank AG, will determine the applicable Index Return and payment at maturity based on observed levels of such index in the market. The calculation agent can postpone the determination of the Index Return or the Maturity Date if a market disruption event occurs on the Final Valuation Date.

♦

Potentially inconsistent research, opinions or recommendations by Deutsche Bank AG and UBS AG – Deutsche Bank AG, UBS AG or any of their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding a particular offering of ROS. Any such research, opinions or recommendations could affect the value of the applicable index or the stocks included in such index, and therefore the market value of the applicable offering of ROS.

♦

Uncertain tax treatment – There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain and no assurance can be given that the IRS or a court will agree with the treatment described herein. You should review carefully the section of the accompanying product supplement entitled “Certain U.S. Federal Income Tax Consequences” and the accompanying addendum, as well as the section of this pricing supplement entitled “Certain U.S. Federal Income Tax Consequences.” As discussed in those sections, we believe that it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes. If, however, the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be affected materially and adversely.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on a number of issues related to “prepaid forward contracts” and similar instruments, such as the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues might materially and adversely affect the tax consequences of an investment in the securities for both U.S. and non-U.S. investors, possibly retroactively.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments and the issues presented by the December 7, 2007 notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Specific to an investment in the ROS linked to the Dow Jones EURO STOXX 50® Index or the Nikkei® 225 Index.

♦

Currency Risk – The Index Return for the ROS will not be adjusted for changes in exchange rates. While the stocks included in the Dow Jones EURO STOXX 50® and the Nikkei® 225 Index are denominated in currencies other than the U.S. dollar, the Index Return for those offerings of ROS will not be adjusted for changes in exchange rates. Therefore, if the currencies in which the stocks included in the Dow Jones EURO STOXX 50® or Nikkei® 225 Index are denominated appreciate or depreciate relative to the U.S. dollar over the term of the ROS, you will not receive an additional payment or incur any reduction in payment at maturity.

♦

Non-U.S. Securities Markets Risks – The stocks included in the Dow Jones EURO STOXX 50® Index and the Nikkei® 225 Index are issued by foreign companies in foreign securities markets. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks which may have a negative impact on the performance of the ROS linked to these indices.

♦

We are currently one of the companies that make up the Dow Jones EURO STOXX 50® Index – We are currently one of the companies that make up the Dow Jones EURO STOXX 50® Index, but we are not affiliated with any of the other companies whose stock is included in the Dow Jones EURO STOXX 50® Index, the S&P 500® Index, the Nikkei® 225 Index or the NASDAQ 100® Index. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the Nikkei® 225 Index, the NASDAQ 100® Index or the ROS. None of the money you pay us will go to the respective sponsors of the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the Nikkei® 225 Index or the NASDAQ 100® Index (the “index sponsors”) or any of the other companies included in the S&P 500® Index, the Dow Jones EURO STOXX 50® Index, the Nikkei® 225 Index or the NASDAQ 100® Index and none of those companies will be involved in the offering of the ROS in any way. Neither those companies nor the index sponsors will have any obligation to consider your interests as a holder of the ROS in taking any corporate actions that might affect the value of the ROS.

ROS Linked to S&P 500® Index, Maximum Gain of 25.00%

The S&P 500® Index is published by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. As discussed more fully in the underlying supplement under the heading “The S&P 500® Index,” the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies compose the S&P 500® Index, with the number of companies included in each group as of July 17, 2007 indicated below: Consumer Discretionary (88); Consumer Staples (39); Energy (32); Financials (92); Health Care (53); Industrials (53); Information Technology (74); Materials (28); Telecommunications Services (9); and Utilities (32).

You can obtain the level of the S&P 500® Index at any time from the Bloomberg Financial Market page “SPX <Index><GO>” or from the S&P website at www.standardandpoors.com.

Information contained in the S&P website referenced above is not incorporated by reference herein.

The graph below illustrates the performance of the S&P 500® Index from January 1, 1997 to December 21, 2007. The historical levels of the S&P 500® Index should not be taken as an indication of future performance.

Source – Bloomberg L.P.

The closing level of the S&P 500® Index on December 21, 2007 was 1,484.46.

The information on the S&P 500® Index provided in this pricing supplement should be read together with the discussion under the heading “The S&P 500® Index” in underlying supplement no. 3.

Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Maximum Gain of 25.00% and a range of performance for the S&P 500® Index from +40% to -40%.

Example 1 – On the Final Valuation Date, the S&P 500® Index closes 3% above the Index Starting Level. Since the Index Return is 3%, you will receive three times the Index Return, or a 9% total return, and the payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x (3 x 3%)) = $10.00 + $0.90 = $10.90.

Example 2 – On the Final Valuation Date, the S&P 500® Index closes 20% above the Index Starting Level. Since three times the Index return of 20% is more than the Maximum Gain of 25.00%, you will receive the Maximum Gain of 25.00%, or $12.50 per $10 ROS.

Example 3 – On the Final Valuation Date, the S&P 500® Index closes 20% below the Index Starting Level. Since the Index Return is -20%, your investment will be fully exposed to the decline of the S&P 500® Index and your payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x -20%) = $10.00 – $2.00 = $8.00.

ROS Linked to Dow Jones EURO STOXX 50® Index, Maximum Gain of 29.00%

The Dow Jones EURO STOXX 50® Index is sponsored by STOXX Limited. As discussed more fully in underlying supplement no. 3 under the heading “The Dow Jones EURO STOXX 50® Index,” the Dow Jones EURO STOXX 50® Index is a free float-adjusted market capitalization index that seeks to provide exposure to European large capitalization equity securities. The Dow Jones EURO STOXX 50® Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 12 European countries. The Dow Jones EURO STOXX 50® Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

You can obtain the level of the Dow Jones EURO STOXX 50® Index at any time from the Bloomberg Financial Markets page “SX5E <Index> <GO>“ or from the STOXX Limited website at www.stoxx.com.

Information contained in the STOXX Limited website referenced above is not incorporated by reference herein.

The graph below illustrates the performance of the Dow Jones EURO STOXX 50® Index from January 1, 1997 to December 21, 2007. The historical levels of the Dow Jones EURO STOXX 50® Index should not be taken as an indication of future performance.

Source – Bloomberg L.P.

The closing level of the Dow Jones EURO STOXX 50® Index on December 21, 2007 was 4,384.55.

The information on the Dow Jones EURO STOXX 50® Index provided in this pricing supplement should be read together with the discussion under the heading “The Dow Jones EURO STOXX 50® Index” in underlying supplement no. 3.

Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Maximum Gain of 29.00% and a range of performance for the Dow Jones EURO STOXX 50® Index from +40% to -40%.

Example 1 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 4% above the Index Starting Level. Since the Index Return is 4%, you will receive three times the Index Return, or a 12% total return, and the payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x (3 x 4%)) = $10.00 + $1.20 = $11.20.

Example 2 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 20% above the Index Starting Level. Since three times the Index Return of 20% is more than the Maximum Gain of 29.00%, you will receive the Maximum Gain of 29.00%, or $12.90 per $10 ROS.

Example 3 – On the Final Valuation Date, the Dow Jones EURO STOXX 50® Index closes 20% below the Index Starting Level. Since the Index Return is -20%, your investment will be fully exposed to the decline of the Dow Jones EURO STOXX 50® Index and your payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x -20%) = $10.00 – $2.00 = $8.00.

ROS Linked to Nikkei® 225 Index, Maximum Gain of 33.50%

The Nikkei® 225 Index is sponsored by Nikkei Inc. (known as Nihon Keizai Shimbun, Inc. prior to January 1, 2007). As discussed more fully in underlying supplement no. 3 under the heading “The Nikkei® 225 Index,” the Nikkei® 225 Index is a modified, price-weighted average of 225 Japanese companies listed in the First Section of the Tokyo Stock Exchange that measures the composite price performance of selected Japanese stocks. The 225 companies included in the Nikkei® 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities.

You can obtain the level of the Nikkei® 225 Index at any time from the Bloomberg Financial Markets page “NKY <Index> <GO>”, from the Reuters service under the symbol “NKY.TK” or from the Nikkei Inc. website at www.nni.nikkei.co.jp.

Information contained in the Nikkei Inc. website referenced above is not incorporated by reference herein.

The graph below illustrates the performance of the Nikkei® 225 Index from January 1, 1997 to December 21, 2007. The historical levels of the Nikkei® 225 Index should not be taken as an indication of future performance.

Source – Bloomberg L.P.

The closing level of the Nikkei® 225 Index on December 21, 2007 was 15,257.00.

The information on the Nikkei® 225 Index provided in this pricing supplement should be read together with the discussion under the heading “The Nikkei® 225 Index” in underlying supplement no. 3.

Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Maximum Gain of 33.50% and a range of performance for the Nikkei® 225 Index from +40% to -40%.

Example 1 – On the Final Valuation Date, the Nikkei® 225 Index closes 3% above the Index Starting Level. Since the Index Return is 3%, you will receive five times the Index Return, or a 15% total return, and the payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x (5 x 3%)) = $10.00 + $1.50 = $11.50.

Example 2 – On the Final Valuation Date, the Nikkei® 225 Index closes 30% above the Index Starting Level. Since five times the Index Return of 30% is more than the Maximum Gain of 33.50%, you will receive the Maximum Gain of 33.50%, or $13.35 per $10 ROS.

Example 3 – On the Final Valuation Date, the Nikkei® 225 Index closes 20% below the Index Starting Level. Since the Index Return is -20%, your investment will be fully exposed to the decline of the Nikkei® 225 Index and your payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x -20%) = $10.00 – $2.00 = $8.00.

ROS Linked to NASDAQ 100® Index, Maximum Gain of 28.25%

The NASDAQ 100® Index is sponsored by Nasdaq Stock Market, Inc. (“Nasdaq”). As discussed more fully in underlying supplement no. 3 under the heading “NASDAQ 100® INDEX,” the NASDAQ 100® Index is a modified market capitalization-weighted index of 100® of the largest stocks of non-financial companies listed on the Nasdaq Global Market tier of the Nasdaq. 100. The major industry groups covered in the NASDAQ 100® Index include: technology, consumer services, health care, industrials, consumer goods, telecommunications, basic materials, and oil & gas.

You can obtain the level of the NASDAQ 100® Index at any time from the Bloomberg Financial Markets page “NDX<Index><GO>” or from the Nasdaq website at www.nasdaq.com.

Information contained in the Nasdaq website referenced above is not incorporated by reference herein.

The graph below illustrates the performance of the NASDAQ 100® Index from January 1, 1997 to December 21, 2007. The historical levels of the NASDAQ 100® Index should not be taken as an indication of future performance.

Source – Bloomberg L.P.

The closing level of the NASDAQ 100® Index on December 21, 2007 was 2,111.77.

The information on the NASDAQ 100® Index provided in this pricing supplement should be read together with the discussion under the heading “NASDAQ 100® Index” in underlying supplement no. 3.

Scenario Analysis and Examples at Maturity

The following scenario analyses and examples assume a Maximum Gain of 28.25% and a range of performance for the Nasdaq-100 Index® from +40% to -40%.

Example 1 – On the Final Valuation Date, the NASDAQ 100® Index closes 3% above the Index Starting Level. Since the Index Return is 3%, you will receive three times the Index Return, or a 9% total return, and the payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x (3 x 3%)) = $10.00 + $0.90 = $10.90.

Example 2 – On the Final Valuation Date, the NASDAQ 100® Index closes 30% above the Index Starting Level. Since three times the Index Return of 30% is more than the Maximum Gain of 28.25%, you will receive the Maximum Gain of 28.25%, or $12.83 per $10 ROS.

Example 3 – On the Final Valuation Date, the NASDAQ 100® Index closes 20% below the Index Starting Level. Since the Index Return is -20%, your investment will be fully exposed to the decline of the NASDAQ 100® Index and your payment at maturity per $10 ROS will be calculated as follows: $10.00 + ($10.00 x -20%) = $10.00 – $2.00 = $8.00.

Supplemental Plan of Distribution

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.175 or $0.150, as applicable, per $10.00 ROS. We have agreed that UBS Financial Services Inc. may sell all or part of the ROS that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. See “Underwriting” in the accompanying product supplement.